EXHIBIT 99.1

[WILLIAM LYON HOMES LOGO]

Contact:	Investor Relations

W. Douglass Harris

William Lyon Homes

(949) 833-3600

WILLIAM LYON HOMES REPORTS SECOND QUARTER RESULTS;

NET INCOME UP 96.1%

NEWPORT BEACH, CA—August 12, 2003—William Lyon Homes (NYSE: WLS) today reported net income for the second quarter ended June 30, 2003, up 96.1% to $13,792,000, or $1.38 per diluted share, on operating revenue of $158,734,000, as compared with net income of $7,032,000, or $0.66 per diluted share, on operating revenue of $129,455,000 for the comparable period a year ago. Combined operating revenue from home sales including unconsolidated joint ventures was $209,659,000 for the quarter ended June 30, 2003, as compared with $194,239,000 for the comparable period a year ago.

For the six months ended June 30, 2003, the Company reported net income of $18,674,000, or $1.87 per diluted share, on operating revenue of $231,195,000, as compared with net income of $10,145,000, or $0.95 per diluted share, on operating revenue of $221,120,000 for the comparable period a year ago. Combined operating revenue from home sales including unconsolidated joint ventures was $349,443,000 for the six months ended June 30, 2003, as compared with $334,346,000 for the comparable period a year ago.

Operating revenue for the three and six months ended June 30, 2003 includes $17,000,000 from the sale of land resulting in a gross profit of approximately $6,200,000.

The Company’s combined results including unconsolidated joint ventures were as follows: Net new home orders for the quarter ended June 30, 2003 were 948 homes, up 23.4% from 768 homes for the quarter ended June 30, 2002. Net new home orders for the six months ended June 30, 2003 were 1,705, up slightly from 1,703 homes for the six months ended June 30, 2002. The average number of sales locations during the quarter ended June 30, 2003 was 39, up 8.3% from 36 in the comparable quarter a year ago. The number of homes closed in the second quarter of 2003 was 510 homes, down 9.3% from 562 homes in the second quarter of 2002. At June 30, 2003, the backlog of homes sold but not closed totaled 1,507 homes, up 17.9% from 1,278 homes at June 30, 2002, and up 41.0% from 1,069 homes at March 31, 2003. The dollar amount of backlog of homes sold but not closed was $567,852,000, up 15.2% from $492,941,000 a year ago, and up 37.4% from $413,369,000 at March 31, 2003. Selected financial and operating information for the Company including unconsolidated joint ventures, is set forth in greater detail in a schedule attached to this release.

During the second quarter of 2003, the average sales price of the Company’s homes in California (including unconsolidated joint ventures) was $493,900, up 24.8% as compared to $395,600 for the comparable period a year ago. The higher average sales price was due primarily to price appreciation in certain projects and a change in product mix. The average sales prices in Arizona and Nevada were $229,900 and $305,900, respectively, during the second quarter of 2003 as compared to $216,300 and $242,900, respectively, for the comparable period a year ago, due primarily to a change in product mix.

The Company’s operating income for the quarter ended June 30, 2003 was $22,567,000, up 137.5% from $9,503,000 for the quarter ended June 30, 2002. Operating income for the six months ended June 30, 2003 was $30,188,000, up 129.8% from $13,137,000 for the six months ended June 30, 2002.

The gross margin percentage on home sales for the Company’s consolidated projects for the quarter ended June 30, 2003 was 17.4%, up from 17.1% for the quarter ended March 31, 2003 and up from 13.3% for the quarter ended June 30, 2002. The gross margin percentage on home sales for the Company’s unconsolidated joint ventures for the quarter ended June 30, 2003 was 23.0%, up from 22.4% for the quarter ended March 31, 2003 and up from 15.4% for the quarter ended June 30, 2002.

General William Lyon, Chairman and Chief Executive Officer stated: “We are proud of the results for the second quarter of 2003. The number of new orders during the quarter is a record for any quarter in the Company’s history and the backlog at June 30, 2003 is a record for any quarter in the Company’s history.

Wade H. Cable, President and Chief Operating Officer stated: “The Company has increased its number of sales locations from 30 at September 30, 2002 to 46 at June 30, 2003. We anticipate opening approximately 15 new communities during the remainder of 2003 while closing out approximately 13 communities, which would result in approximately 48 active sales locations at the end of 2003. At June 30, 2003 the Company and its joint ventures owned or controlled approximately 14,531 lots. Assuming that the economic conditions affecting the homebuilding industry remain relatively stable, we expect that this growth in the number of active communities, together with the number of lots under our control, should position the Company for growth in 2004”.

In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities (“Interpretation No. 46”), which addresses the consolidation of variable interest entities (“VIEs”). Under Interpretation No. 46, arrangements that are not controlled through voting or similar rights are accounted for as VIEs. An enterprise is required to consolidate a VIE if it is the primary beneficiary of the VIE. VIEs include certain homebuilding and land development joint ventures, and certain entities with which the Company enters into option agreements for the purchase of land or lots from an entity and pays a non-refundable deposit or enters into land banking arrangements. Interpretation No. 46 applies immediately to arrangements created after January 31, 2003 and, with respect to arrangements created before February 1, 2003, the interpretation will apply to the Company beginning on July 1, 2003.

Based on the Company’s analysis of arrangements created after January 31, 2003, no VIEs have been created for the period February 1, 2003 through June 30, 2003 with respect to option agreements or land banking arrangements. At June 30, 2003, three joint ventures created after January 31, 2003 have been determined to be VIEs in which the Company is considered the primary beneficiary. Accordingly, the assets, liabilities and operations of these three joint ventures have been consolidated with the Company’s financial statements as of June 30, 2003 and for the three months ended June 30, 2003. Included in the Company’s consolidated balance sheet at June 30, 2003 are real estate inventories related to the VIEs of $38,861,000, together with the related minority interest of $29,538,000. These joint ventures have not obtained construction financing from outside lenders, but are financing their activities through equity contributions from each of the joint venture partners.

The Company has not yet determined the anticipated impact of adopting Interpretation No. 46 for arrangements existing as of January 31, 2003. However, such adoption will likely require the consolidation in the Company’s third quarter financial statements of the assets, liabilities and operations of certain existing joint ventures, as well as option agreements or land banking arrangements. Because the Company already recognizes its proportionate share of joint venture earnings and losses under the equity method of accounting, the adoption of Interpretation No. 46 will not affect the Company’s consolidated net income.

The Company will hold a conference call on Wednesday, August 13, 2003 at 11:00 a.m. Pacific Time to discuss the second quarter 2003 earnings results. The dial-in number is (800) 299-8538 (enter passcode number 42648644). Participants may call in beginning at 10:45 a.m. Pacific Time.

In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on August 13, 2003 at 2:00 p.m. Pacific Time through midnight on August 22, 2003. The dial-in number for the replay is (888) 286-8010 (enter passcode number 67805591). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is one of the oldest and largest homebuilders in the Southwest with development communities in California, Arizona and Nevada and at June 30, 2003 had 46 sales locations. The Company’s corporate headquarters are located in Newport Beach, California.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, terrorism or hostilities involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended June 30,
	2003			2002
		Unconsolidated			Unconsolidated
		Joint	Combined		Joint	Combined
	Consolidated	Ventures	Total	Consolidated	Ventures	Total
Selected Financial Information (dollars in thousands)
Homes closed	368	142	510	412	150	562

Home sales revenue	$139,681	$69,978	$209,659	$126,886	$67,353	$194,239
Cost of sales	(115,444)	(53,884)	(169,328)	(110,027)	(57,005)	(167,032)

Gross margin	$24,237	$16,094	$40,331	$16,859	$10,348	$27,207

Gross margin percentage	17.4%	23.0%	19.2%	13.3%	15.4%	14.0%

Number of homes closed
California	174	142	316	239	150	389
Arizona	76	—	76	63	—	63
Nevada	118	—	118	110	—	110

Total	368	142	510	412	150	562

Average sales price
California	$494,900	$492,800	$493,900	$362,100	$449,000	$395,600
Arizona	229,900	—	229,900	216,300	—	216,300
Nevada	305,900	—	305,900	242,900	—	242,900

Total	$379,600	$492,800	$411,100	$308,000	$449,000	$345,600

Number of net new home orders
California	469	189	658	326	290	616
Arizona	123	—	123	74	—	74
Nevada	167	—	167	78	—	78

Total	759	189	948	478	290	768

Average number of sales locations during quarter
California	18	8	26	15	11	26
Arizona	7	—	7	6	—	6
Nevada	6	—	6	4	—	4

Total	31	8	39	25	11	36

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of June 30,
	2003			2002
	Consolidated	Unconsolidated Joint Ventures	Combined Total	Consolidated	Unconsolidated Joint Ventures	Combined Total
Backlog of homes sold but not closed at end of period
California	758	275	1,033	584	429	1,013
Arizona	234	—	234	151	—	151
Nevada	240	—	240	114	—	114

Total	1,232	275	1,507	849	429	1,278

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$327,235	$126,143	$453,378	$226,033	$194,578	$420,611
Arizona	45,884	—	45,884	32,423	—	32,423
Nevada	68,590	—	68,590	39,907	—	39,907

Total	$441,709	$126,143	$567,852	$298,363	$194,578	$492,941

Lots controlled at end of period
Owned lots
California	2,406	1,447	3,853	1,855	1,644	3,499
Arizona	988	—	988	852	—	852
Nevada	1,623	—	1,623	1,269	—	1,269

Total	5,017	1,447	6,464	3,976	1,644	5,620

Optioned lots (1)
California			4,060			2,201
Arizona			3,981			4,337
Nevada			26			66

Total			8,067			6,604

Total lots controlled
California			7,913			5,700
Arizona			4,969			5,189
Nevada			1,649			1,335

Total			14,531			12,224

(1) Optioned lots may be purchased as consolidated projects or by newly formed unconsolidated joint ventures.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Six Months Ended June 30,
	2003			2002
		Unconsolidated			Unconsolidated
		Joint	Combined		Joint	Combined
	Consolidated	Ventures	Total	Consolidated	Ventures	Total

Selected Financial Information (dollars in thousands)
Homes closed	552	273	825	713	254	967

Home sales revenue	$210,104	$139,339	$349,443	$217,035	$117,311	$334,346
Cost of sales	(173,817)	(107,677)	(281,494)	(187,121)	(99,981)	(287,102)

Gross margin	$36,287	$31,662	$67,949	$29,914	$17,330	$47,244

Gross margin percentage	17.3%	22.7%	19.4%	13.8%	14.8%	14.1%

Number of homes closed
California	247	273	520	392	254	646
Arizona	124	—	124	126	—	126
Nevada	181	—	181	195	—	195

Total	552	273	825	713	254	967

Average sales price
California	$518,600	$510,400	$514,300	$365,200	$461,900	$403,200
Arizona	229,700	—	229,700	202,600	—	202,600
Nevada	295,700	—	295,700	247,900	—	247,900

Total	$380,600	$510,400	$423,600	$304,400	$461,900	$345,800

Number of net new home orders
California	805	353	1,158	777	586	1,363
Arizona	221	—	221	159	—	159
Nevada	326	—	326	181	—	181

Total	1,352	353	1,705	1,117	586	1,703

Average number of sales locations during period
California	17	8	25	16	12	28
Arizona	6	—	6	7	—	7
Nevada	6	—	6	5	—	5

Total	29	8	37	28	12	40

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per common share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Operating revenue
Home sales	$139,681	$126,886	$210,104	$217,035
Lots, land and other sales	17,000	531	17,000	531
Management fees	2,053	2,038	4,091	3,554

	158,734	129,455	231,195	221,120

Operating costs
Cost of sales—homes	(115,444)	(110,027)	(173,817)	(187,121)
Cost of sales—lots, land and other	(10,779)	(678)	(10,802)	(869)
Sales and marketing	(6,222)	(5,207)	(10,298)	(9,905)
General and administrative	(11,327)	(7,643)	(21,166)	(15,596)

	(143,772)	(123,555)	(216,083)	(213,491)

Equity in income of unconsolidated joint ventures	7,605	3,603	15,076	5,508

Operating income	22,567	9,503	30,188	13,137
Other income, net	757	355	1,397	511
Minority equity in income of consolidated joint ventures	12	—	12	—

Income before provision for income taxes	23,336	9,858	31,597	13,648
Provision for income taxes	(9,544)	(2,826)	(12,923)	(3,503)

Net income	$13,792	$7,032	$18,674	$10,145

Earnings per common share
Basic	$1.40	$0.68	$1.91	$0.97

Diluted	$1.38	$0.66	$1.87	$0.95

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	June 30,	December 31,
	2003	2002
	(unaudited)
ASSETS
Cash and cash equivalents	$11,078	$16,694
Receivables	16,184	28,734
Real estate inventories	688,274	491,952
Investments in and advances to unconsolidated joint ventures	55,936	65,404
Property and equipment, less accumulated depreciation of $6,068 and $5,435 at June 30, 2003 and December 31, 2002, respectively	1,733	2,131
Deferred loan costs	9,174	1,341
Goodwill	5,896	5,896
Other assets	7,341	5,429

	$795,616	$617,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$50,895	$34,881
Accrued expenses	61,259	54,312
Notes payable	138,913	195,786
10¾% Senior Notes due April 1, 2013	246,295	—
12½% Senior Notes due July 1, 2003	—	70,279

	497,362	355,258

Minority interest in consolidated joint ventures	96,512	80,647

Stockholders’ equity
Common stock, par value $.01 per share; 30,000,000 shares authorized; 9,887,341 and 9,728,747 shares issued and outstanding at June 30, 2003 and December 31, 2002, respectively	99	97
Additional paid-in capital	109,982	108,592
Retained earnings	91,661	72,987

	201,742	181,676

	$795,616	$617,581

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

UNCONSOLIDATED JOINT VENTURE INFORMATION

The Company and certain of its subsidiaries are general partners or members in joint ventures involved in the development and sale of residential projects. The financial statements of such joint ventures in which the Company has a 50% or less voting or economic interest (thus are not controlled by the Company) and which were created prior to February 1, 2003, are not consolidated with the Company’s financial statements. The Company’s investments in unconsolidated joint ventures are accounted for using the equity method. Condensed combined statements of income for these joint ventures for the three and six months ended June 30, 2003 and 2002 are summarized as follows:

CONDENSED COMBINED STATEMENTS OF INCOME

(dollars in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002
Operating revenue
Home sales	$69,978	$67,353	$139,339	$117,311
Land sale	8,440	—	8,440	17,079

	78,418	67,353	147,779	134,390

Operating costs
Cost of sales—homes	(53,884)	(57,005)	(107,677)	(99,981)
Cost of sales—land	(8,132)	—	(8,132)	(13,542)
Sales and marketing	(2,052)	(2,300)	(4,095)	(4,731)

Operating income	14,350	8,048	27,875	16,136
Other income (expense), net	(409)	17	(200)	(30)

Net income	$13,941	$8,065	$27,675	$16,106

Allocation to owners
William Lyon Homes	$7,605	$3,603	$15,076	$5,508
Others	6,336	4,462	12,599	10,598

	$13,941	$8,065	$27,675	$16,106

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands except per share data):

	Three Months Ended June 30,		Last Twelve Months Ended June 30,
	2003	2002	2003	2002
Net income	$13,792	$7,032	$58,040	$42,124
Net cash used in operating activities	$(84,167)	$(30,028)	$(83,117)	$(37,665)
Interest incurred	$12,383	$5,599	$37,762	$21,966
EBITDA (1)	$33,413	$17,706	$106,003	$73,155
Ratio of EBITDA to interest incurred			2.81x	3.33x

Balance Sheet Data
			June 30,
			2003	2002
Stockholders’ equity per share			$20.40	$15.09
Stockholders’ equity			$201,742	$155,752
Total debt			385,208	309,074

Total book capitalization			$586,950	$464,826

Ratio of debt to total book capitalization			65.6%	66.5%
Ratio of debt to total book capitalization (net of cash)			65.0%	65.5%
Ratio of debt to EBITDA			3.63x	4.22x
Ratio of debt to EBITDA (net of cash)			3.53x	4.03x

(1)	EBITDA means net income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) depreciation and amortization and (v) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate EBITDA differently. EBITDA is not a financial measure prepared in accordance with generally accepted accounting principles. EBITDA is presented herein because it is a component of certain covenants in the Indenture governing the Company’s 10¾% Senior Notes (“Indenture”). In addition, management believes the presentation of EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of EBITDA below are presented in accordance with the requirements of the Indenture. EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income to EBITDA is provided as follows:

	Three Months Ended June 30,		Last Twelve Months Ended June 30,
	2003	2002	2003	2002
Net income	$13,792	$7,032	$58,040	$42,124
Provision for income taxes	9,544	2,826	27,690	7,501
Interest expense:
Interest incurred	12,383	5,599	37,762	21,966
Interest capitalized	(12,383)	(5,599)	(37,762)	(21,966)
Amortization of capitalized interest in cost of sales	5,038	5,424	26,892	22,403
Depreciation and amortization	280	314	1,370	1,853
Cash distributions of income from unconsolidated joint ventures	12,364	5,713	29,327	19,867
Equity in income of unconsolidated joint ventures	(7,605)	(3,603)	(37,316)	(20,593)

EBITDA	$33,413	$17,706	$106,003	$73,155

A reconciliation of net cash used in operating activities to EBITDA is provided as follows:

	Three Months Ended June 30,		Last Twelve Months Ended June 30,
	2003	2002	2003	2002
Net cash used in operating activities	$(84,167)	$(30,028)	$(83,117)	$(37,665)
Interest expense:
Interest incurred	12,383	5,599	37,762	21,966
Interest capitalized	(12,383)	(5,599)	(37,762)	(21,966)
Amortization of capitalized interest in cost of sales	5,038	5,424	26,892	22,403
Cash distributions of income from unconsolidated joint ventures	12,364	5,713	29,327	19,867
Minority equity in income of consolidated joint ventures	12	—	12	—
Net changes in operating assets and liabilities:
Receivables	4,153	1,534	9,844	(2,809)
Real estate inventories	118,741	30,642	135,299	57,183
Deferred loan costs	714	(191)	6,682	(806)
Other assets	121	12,423	(1,721)	14,795
Accounts payable	(16,160)	(1,843)	(15,651)	(1,628)
Accrued expenses	(7,403)	(5,968)	(1,564)	1,815

EBITDA	$33,413	$17,706	$106,003	$73,155